UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

Industrial Logistics Realty Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 8, 2016, the board of directors of Industrial Logistics Realty Trust Inc. (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (the “Amended Code of Ethics”) and an amended and restated Whistleblowing and Whistleblowing Protection Policy (the “Amended Whistleblower Policy”, together with the Amended Code of Ethics, the “Amended Policies”). The Amended Policies apply to, among others, all of the Company’s officers and directors, and the officers, directors and employees of Industrial Property Advisors, LLC, the Company’s advisor. Each of the Amended Policies were amended to expand on a prior caveat which provides that, notwithstanding any confidentiality, non-disparagement or other similar provision in the Amended Policies or any policies of the Company or companies affiliated with its sponsor, or any other document executed by an employee of the Company or companies affiliated with its sponsor to the contrary, nothing in the Amended Policies precludes the reporting of any alleged misconduct or the giving of truthful testimony under oath or the making of truthful statements to any government agency or self-regulatory body.

The foregoing descriptions of the Amended Policies do not purport to be complete in scope and are qualified in their entirety by the full text of the Amended Code of Ethics and the Amended Whistleblower Policy, which are attached to this Current Report on Form 8-K as Exhibit 14.1 and Exhibit 14.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Amended and Restated Code of Business Conduct and Ethics.

14.2	Amended and Restated Whistleblowing and Whistleblower Protection Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS REALTY TRUST INC.

December 14, 2016	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer

EXHIBIT INDEX

14.1	Amended and Restated Code of Business Conduct and Ethics

14.2	Amended and Restated Whistleblowing and Whistleblower Protection Policy